UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 28, 2006
INSURANCE AUTO AUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or Other Jurisdiction of Incorporation)	033-43247 (Commission File Number)	95-3790111 (IRS Employer Identification No.)
Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
(Address of principal executive offices) (Zip Code)
(708) 492-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 (a)-(b) Changes in Registrant’s Certifying Accountant.
     KPMG LLP (“KPMG”) was previously the principal accountants for Insurance Auto Auctions, Inc. (the “Company”). On August 22, 2006, the Board of Directors of the Company, with the approval of the audit committee of the board, dismissed KPMG as its independent registered public accounting firm and engaged Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm. As described below, the change in independent registered public accounting firms is not the result of any disagreement with KPMG.
     The audit reports of KPMG on the balance sheets of Insurance Auto Auctions, Inc. and subsidiaries as of December 25, 2005 (Successor) and December 26, 2004 (Predecessor) and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from May 25, 2005 to December 25, 2005 (Successor), for the period from December 27, 2004 to May 24, 2005 (Predecessor) and for the year ended December 26, 2004 (Predecessor), did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
     KPMG’s report on the balance sheets of Insurance Auto Auctions, Inc. and subsidiaries as of December 25, 2005 (Successor) and December 26, 2004 (Predecessor) and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from May 25, 2005 to December 25, 2005 (Successor), for the period from December 27, 2004 to May 24, 2005 (Predecessor) and for the year ended December 26, 2004 (Predecessor), contained a separate paragraph stating “As discussed in Note 2 to the consolidated financial statements, effective May 25, 2005, Axle Holdings, Inc. acquired all of the outstanding stock of Insurance Auto Auctions, Inc. in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than for the periods before the acquisition and, therefore, is not comparable.”
     The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 26, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
     In connection with the audits of the fiscal years ended December 25, 2005 and December 26, 2004, and the subsequent interim period through August 22, 2006, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and there have been no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.
     During the fiscal years ended December 25, 2005 and December 26, 2004, and the subsequent interim period through August 22, 2006, the Company did not consult Deloitte regarding (i) either the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.
     The Company has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 28, 2006, is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated August 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insurance Auto Auctions, Inc.
By:	/s/ Scott P. Pettit
Scott P. Pettit
Chief Financial Officer

Date: August 28, 2006